UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2007

PLANETLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or other jurisdiction of incorporation or organization)

000-31763	58-2466623
(Commission File Number)	(IRS Employer Identification No.)

11050 Regal Forest Drive	30024
Suwanee, Georgia	(Zip Code)
(principal executive offices)

(770) 476-7903
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 27, 2007, Planetlink Communications, Inc. (the “Registrant”) closed a Stock Purchase Agreement with Planettraks Inc., a Nevada corporation, a wholly-owned subsidiary of the Registrant, as the Purchaser, DnC Multimedia, Inc., a Delaware corporation (“DnC”), and Pluginz, LLC, a California limited liability company, the Seller, in exchange for 250,000,000 shares of the Registrant’s common stock and 1,250,000 shares of the Registrant’s Series A preferred stock.

Pursuant to the agreement, the Seller sold to the Purchaser all of the capital stock that the Seller owned in DnC (the “Shares’), in accordance with the terms and conditions of the agreement.  A copy of the agreement was attached to a Current Report filed by the Registrant with the SEC on November 15, 2007.  A press release was issued by the Registrant with respect to the closing on November 27, 2007, a copy of which is attached to this Current Report as an exhibit.

Subject to and upon the terms and conditions of the agreement following the closing, counting the 1,700,000,000 shares of the Registrant’s common stock already held by the Seller, and the 250,000,000 shares of the Registrant’s common stock and 1,250,000 shares of the Registrant’s Series A preferred stock being purchased by the Seller, the Seller became the majority stockholder of the Registrant and a change of control of the Registrant has occurred.  The Seller now holds 70.14% of the outstanding votes of the Registrant due to the combination of the following: (1) Pluginz, LLC holds a total of 1,950,000,000 shares of the Registrant’s common stock, and (2) Pluginz, LLC holds 1,250,000 shares of the Registrant’s Series A Preferred stock with 100 times super voting rights.  Of the Registrant’s common stock, Pluginz, LLC 1,950,000,000 shares or 64.07%.  In addition, of the Registrant’s Series A Preferred Stock, Pluginz, LLC 1,250,000 or 32.6%.

Upon the closing of the agreement, with the exception of M. Dewey Bain, each member of the Registrant’s current board of directors shall resign from such position.  Upon the closing, the Registrant appointed Hanseo Park, Chris Piercy, Robert Lott and Robert Lau to the Registrant’s board of directors.  Chris Piercy shall serve as the Registrant’s chairman of the board.

The following table presents information regarding the beneficial ownership of all shares of our common and preferred stock by:

•	Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

•	Each person who owns beneficially outstanding shares of our preferred stock;

•	Each director;

•	Each named executive officer; and

•	All directors and officers as a group.

	Shares of Common Stock		Shares of Preferred Stock
Name of Beneficial Owner (1)	Beneficially Owned (2)		Beneficially Owned (3)
	Number	Percent	Number	Percent
Pluginz, LLC	1,950,000,000	64.07	1,250,000	32.6
M. Dewey Bain (4)	17,922,393	0.59	500,000	13.4
Hanseo Park (5)(9)	172,302,938	5.66	-0-	-0-
Chris Piercy (6)(9)	151,391,963	4.97	326,083	8.51
Robert Lott (7)(9)	151,391,963	4.97	326,083	8.51
Robert Lau (8)(9)	151,391,963	4.97	326,083	8.51
Total	2,594,401,220	85.23	2,728,249	71.53
All officers and directors as a group (five persons)	644,401,220	21.16	1,478,249	38.93

(1)
Unless otherwise indicated, the address for each of these stockholders is c/o the Registrant, 11050 Regal Forest Drive, Suwanee, Georgia 30024.  Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to our shares of common stock which he beneficially owns.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.  As of the date of this Current Report, there were issued and outstanding 3,043,683,760 shares of our common stock, and 3,834,356 shares of our Series A preferred stock.

(3)
Series A preferred stock.  All of the Series A preferred stock have voting rights equal to our shares of common stock.  However, our shares of Series A preferred stock may be converted into shares of our common stock on the basis of 100 shares of common stock for each share of Series A preferred stock so converted.

(4)	Mr. Bain is the chief operating officer and a director of the Registrant.
(5)       Mr. Park is a director of the Registrant.  He holds a membership interest in Pluginz, LLC
(6)	Mr. Piercy is the chairman of the board and a director of the Registrant. He holds a membership interest in Pluginz, LLC
(7)	Mr. Lott is the chief executive officer and a director of the Registrant. He holds a membership interest in Pluginz, LLC
(8)	Mr. Lau is the chief financial officer and a director of the Registrant. He holds a membership interest in Pluginz, LLC
(9)	100% of the ownership of shares owned in the Registrant is by virtue of the ownership in Pluginz, LLC.

Other as stated above:

•	There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Registrant; and

•	There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

Item 3.02	Unregistered Sales of Equity Securities.

See Item 2.01, above.

Item 5.01	Changes in Control of the Registrant.

See Item 2.01, above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 2.01, above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Identification of Exhibit
99.0	Press release was issued by the Registrant with respect to the closing of the DnC Multimedia, Inc. acquisition on November 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2007.
PLANETLINK COMMUNICATIONS, INC.

	By	/s/ Robert Lott
Robert Lott, Chief Executive Officer